                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               The Shaw Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           [THE SHAW GROUP INC. LOGO]

                              THE SHAW GROUP INC.
                          8545 UNITED PLAZA BOULEVARD
                          BATON ROUGE, LOUISIANA 70809

                       NOTICE OF THE 2002 ANNUAL MEETING
                                OF SHAREHOLDERS

     PLEASE TAKE NOTICE that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of The Shaw Group Inc., a Louisiana corporation (the "Company"), will be held at the Radisson Hotel, 4728 Constitution Avenue, Baton Rouge, Louisiana, on January 25, 2002, at 9:00 a.m. to consider and act upon:

          (1) the election of six members to the Board of Directors, each for a one-year term; and

          (2) such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on December 14, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

     Your proxy card is enclosed. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend or if you plan to attend but it is more convenient for the designated proxies to vote your shares, please execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   [/S/GARY P. GRAPHIA]
                                                Gary P. Graphia, Secretary

December 24, 2001
Baton Rouge, Louisiana

                                   IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE INDICATE YOUR WISHES, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                              THE SHAW GROUP INC.
                          8545 UNITED PLAZA BOULEVARD
                          BATON ROUGE, LOUISIANA 70809

                                PROXY STATEMENT

     The accompanying Proxy is solicited on behalf of the Board of Directors of The Shaw Group Inc. (the "Company") for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on January 25, 2002, at 9:00 a.m., at the Radisson Hotel, 4728 Constitution Avenue, Baton Rouge, Louisiana, and any adjournments thereof. Only shareholders of record at the close of business on December 14, 2001 (the "Record Date"), will be entitled to notice of, and to vote at, this Annual Meeting. The Company anticipates that this Proxy Statement and the accompanying Proxy will be first sent or given to the Company's shareholders on approximately December 24, 2001.

GENERAL

     The purpose of the Annual Meeting is to consider and act upon the matters that are set forth in the accompanying Notice of the 2002 Annual Meeting of Shareholders and in this Proxy Statement. The holders of shares having a majority of the voting power of the Company's common stock, no par value (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted, in accordance with the voting procedures outlined in this Proxy Statement, for purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on any or all matters to be acted on at the Annual Meeting. Abstentions will be counted towards the calculation of a quorum. Broker non-votes (which result when a broker holding shares for a beneficial owner has not received voting instructions on certain matters from such beneficial owner) will be counted towards fulfillment of quorum requirements. Any shareholder filing a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing a properly executed Proxy of a later date with the Secretary of the Company.

     At the Annual Meeting, the shareholders will consider and elect six members to the Company's Board of Directors. The enclosed form of Proxy provides a means for a shareholder to vote for all the nominees for director listed thereon, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each Proxy will be voted in accordance with the shareholder's directions indicated thereon. Article III of the Company's Amended and Restated By-laws provides that directors are elected by a plurality of the votes cast. The six nominees receiving the most votes will be elected as members of the Board of Directors. There is no cumulative voting. The withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality, and thus, will have no effect on the results of the election of directors.

     Approval of any other matters as may properly come before the Annual Meeting will require the affirmative vote of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions indicated thereon.

     Unless a shareholder specifies otherwise, the enclosed Proxy, if properly executed and duly returned, will be voted FOR the election of the six director nominees listed hereinafter under the caption "Election of Directors."

     The cost of preparing, assembling, printing and mailing this Proxy Statement, the form of Proxy, and the Notice of the 2002 Annual Meeting of Shareholders will be paid by the Company. In addition to solicitation of Proxies through mailings, Proxies may also be solicited personally by certain directors, officers and employees of the Company, and no additional compensation will be paid to such individuals. Proxies will also be solicited by Georgeson Shareholder Services, Inc., whose fee of approximately $5,500 plus out-of-pocket expenses will be paid by the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of Proxies, proxy materials and annual reports as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses incurred in connection therewith.

     To the extent applicable, information set forth in this Proxy Statement regarding the Common Stock, including the number of option shares and the exercise prices therefor, has been adjusted to reflect a two-for-one Common Stock split distributed by the Company on December 15, 2000.

     As of November 21, 2001, the Company had issued and outstanding and entitled to vote approximately 40,807,866 shares of Common Stock. The Common Stock is the only outstanding class of voting securities of the Company.

     The Company's principal executive offices are located at 8545 United Plaza Boulevard, Baton Rouge, Louisiana, 70809, and the Company's telephone number is
(225) 932-2500.

VOTING RIGHTS OF COMMON STOCK

     Article IV of the Restatement of the Articles of Incorporation of the Company provides generally that each outstanding share of Common Stock will entitle the holder thereof to five votes, except that holders of outstanding shares of Common Stock with respect to which there has been one or more specified changes in beneficial ownership during the four years immediately preceding the Record Date (December 14, 2001) will be entitled to only one vote per share. Thus, shares owned since December 14, 1997, or an earlier date, and as to which there has been no such specified changes in beneficial ownership since December 14, 1997, will entitle the holder thereof to five votes per share. Shares of Common Stock issued as a result of the two-for-one Common Stock split and distributed on December 15, 2000, to all shareholders of record on December 1, 2000, shall be entitled to the same number of votes as the originally issued shares with respect to which the additional shares were distributed, unless there has been a change in beneficial ownership subsequent to the distribution date of such stock split. The actual voting power of each holder of Common Stock will be based on stock ownership on the Record Date as set forth in shareholder records at the date of the Annual Meeting. See "Confirmation of Beneficial Ownership" below for a more detailed discussion of
(i) the provisions of the Restatement of the Articles of Incorporation of the Company relating to the voting rights of the holders of the shares of Common Stock and the manner of determination thereof; and (ii) certain procedures shareholders should follow to confirm to the Company their beneficial ownership of shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Common Stock as of November 30, 2001 (except as otherwise noted), with respect to (i) each director and each nominee for director; (ii) each executive officer of the Company for whom compensation information is disclosed under the heading "Executive Compensation;" (iii) all executive officers and directors as a group; and (iv) each person, or group of affiliated persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Each of the following shareholders has sole voting and investment power with respect to shares beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law or as otherwise noted.

                                                                                        PERCENT OF
                                                             BENEFICIAL    OWNERSHIP      VOTING
DIRECTOR, NOMINEES AND NAMED EXECUTIVE OFFICERS                SHARES       PERCENT     POWER(13)
-----------------------------------------------              ----------    ---------    ----------
J.M. Bernhard, Jr.(1)......................................  1,666,132        4.0%         12.7%
Albert McAlister(2)........................................    145,604       *             *
Richard F. Gill(3).........................................    113,625       *             *
Robert L. Belk(4)..........................................    101,000       *             *
David W. Hoyle(5)..........................................     38,500       *             *
Mitchell A. Rayner(6)......................................     27,500       *             *
William H. Grigg(7)........................................     20,500       *             *
L. Lane Grigsby(8).........................................     19,200       *             *
John W. Sinders, Jr.(9)....................................     14,000       *             *
Donald G. Stokes(10).......................................      7,200       *             *
All executive officers and directors as a group (11
  persons)(11).............................................  2,165,761        5.2%         14.6%
OTHER PERSONS
------------
AIM Management Group, Inc.
AIM Advisors, Inc.
AIM Capital Management, Inc.
c/o AIM Management Group, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046(12)...................................  2,235,780        5.3%          4.8%

---------------

  *  less than 1%

 (1) Includes 400,000 shares of which Mr. Bernhard may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (2) Includes 8,500 shares of which Mr. McAlister may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (3) Includes 74,375 shares of which Mr. Gill may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (4) Includes 51,134 shares of which Mr. Belk may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (5) Includes 5,000 shares owned of record by Mr. Hoyle's spouse and 15,500 shares of which Mr. Hoyle may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (6) Includes 27,500 shares of which Mr. Rayner may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership in 60 days.

 (7) Includes 17,500 shares of which Mr. Grigg may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (8) Includes 7,500 shares of which Mr. Grigsby may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (9) Includes 14,000 shares of which Mr. Sinders may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

(10) Includes 6,250 shares of which Mr. Stokes may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership in 60 days.

(11) Includes 5,000 shares owned of record by a spouse of a director and 634,759 shares of which executive officers and directors may be deemed to be the beneficial owners as a result of rights they may exercise to acquire beneficial ownership within 60 days.

(12) This information is based solely upon a Schedule 13G for the year ended December 31, 2000, filed with the Securities and Exchange Commission by such beneficial owner.

(13) Based upon information available to the Company as of the date of this Proxy Statement.

ELECTION OF DIRECTORS

     The Board of Directors of the Company has unanimously nominated six individuals for election as directors at the Annual Meeting. Each of these nominees is presently a director of the Company. Each nominee director is to be elected for a term of one year and to serve until the next annual meeting of shareholders or until his successor is elected and has been qualified; provided, however, that if the number of directors is ever increased to twelve or more, then at the next shareholders' meeting at which directors are to be elected, the Board of Directors will be divided into three classes, and directors will serve staggered three year terms.

     The enclosed form of Proxy confers discretionary authority with respect to the election of the nominees for director specified in this Proxy Statement and the accompanying Proxy, but does not allow any authority to be conferred or exercised to vote for the election of any person as a director other than the persons named in this Proxy Statement and the accompanying Proxy unless, for some reason not known as of the date hereof, one or more of such nominees should become unavailable. In such event, it is intended that the Proxy would be voted for one or more substitute nominees designated by the Board of Directors prior to the Annual Meeting. The Board has no reason to believe that any nominee will be unable or unwilling to serve. In order to be elected as a director, a nominee must receive a plurality of the votes cast by the holders of Common Stock. The six nominees receiving the most votes will be elected as members of the Board of Directors. The name, age, principal occupation or employment and other data regarding each director nominee, based on information provided by the nominee, are set forth below:

          J. M. Bernhard, Jr., age 47, the Company's founder, has been President, Chief Executive Officer and a director of the Company since its inception in August 1987. Mr. Bernhard has been Chairman of the Board since August 1990. Mr. Bernhard has spent over 21 years in the pipe fabrication business. Immediately prior to his position with the Company, Mr. Bernhard was Vice President and General Manager of Sunland Services, a pipe fabrication company, and served on the board of directors of Barnard and Burk Engineers & Constructors.

          Albert McAlister, age 50, has been one of the Company's directors since April 1990. Since 1975, Mr. McAlister has been a partner in the law firm of McAlister & McAlister, P.A. in Laurens, South Carolina. He served as Chairman of the Democratic Party in South Carolina from 1990 until 1994.

          L. Lane Grigsby, age 59, has served as one of the Company's directors since January 1995. Mr. Grigsby is Chairman of the Board of Cajun Constructors, Inc., for which he also served as President and Chief Executive Officer from April 1973 until June 1994. He has over 30 years of experience in the industrial construction industry. He also serves as an officer or director for several industry and charitable organizations, including the Associated Builders and Contractors and the Louisiana Association of Business and Industry.

          David W. Hoyle, age 62, has served as one of the Company's directors since January 1995. For the past 13 years, he has been self-employed, primarily as a real estate developer. He has been a member of the Senate Chamber of the North Carolina General Assembly since 1992. Senator Hoyle serves as a director of several private corporations, including as Chairman of the Board of Gaston Federal Bank, as well as of several civic, educational and charitable organizations.

          John W. Sinders, Jr., age 47, has served as one of the Company's directors since March 1995. He has served as Managing Director of Jeffries & Company, Inc. ("Jeffries"), an investment banking firm, since November 2001. He served as Managing Director of RBC Dominion Securities Corporation, an investment banking firm, from August 1999 to November 2001. From 1993 until 1999, Mr. Sinders served as an Executive Vice President and as a managing director of Jefferies. Mr. Sinders served as a Managing Director of Howard Weil Labouisse Friedrichs Incorporated, an investment banking firm, from 1987 until 1993. He was a member of the board of directors of Howard Weil from 1990 until 1993. Prior to joining Howard Weil, he was a partner with the McGlinchey, Stafford law firm in New Orleans.

          William H. Grigg, age 69, has served as one of the Company's directors since January 1998. He is the retired Chairman of the Board and Chief Executive Officer of Duke Power Company, now Duke Energy Corporation, one of the world's largest energy companies. Mr. Grigg began his career at Duke Power in 1963. He served as Chairman and Chief Executive Officer from April 1994 until June 1997. Prior to being elected Chairman, he served as Vice Chairman of the Board for three years. Mr. Grigg is on the board of directors of The Nations Fund family of mutual funds, Associated Electric and Gas Insurance Services Ltd. (a mutual casualty insurance company), Kuhlman Electric Company, Inc., Faison Enterprises (a real estate development company) and the Charlotte-Mecklenburg Hospital Authority (a North Carolina hospital). He is a member of several civic and charitable organizations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE SIX NOMINEES FOR DIRECTOR.

BOARD MEETINGS, COMMITTEES AND COMPENSATION OF DIRECTORS

     During the fiscal year ended August 31, 2001 ("fiscal 2001"), eight meetings of the Board of Directors were held. Each incumbent director who is a nominee for re-election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which each such director served during fiscal 2001. The Board of Directors has no nominating or other committee performing similar functions at this time. The following directors presently serve on the Audit Committee: William H. Grigg (Chairman), John W. Sinders, Jr. and Albert McAlister. The Audit Committee met five times during fiscal 2001. The primary functions of the Audit Committee include the following:

     - to recommend to the Board of Directors the appointment of the independent auditor;

     - to review with management and the independent auditor, the Company's annual and quarterly financial statements (including major issues regarding accounting and auditing principals and practices as well as the adequacy of internal controls); and

     - to meet with the independent auditor prior to the audit to review the staffing and the planning of the audit.

For additional information regarding Audit Committee functions and activities, see "Audit Committee Report."

     The following directors presently serve on the Compensation Committee:
David W. Hoyle and L. Lane Grigsby. The Compensation Committee met six times during fiscal 2001. The primary functions of the Compensation Committee are:

     - to provide a general review of the Company's compensation and benefit plans to determine if they meet corporate objectives; and

     - to review the Chief Executive Officer's recommendations on:

      - compensation of all officers of the Company;

      - grants of awards under the Company's 1993 Employee Stock Option Plan, the Company's 2001 Employee Incentive Compensation Plan and the Company's other benefit plans; and

      - the adoption of and/or changes to major compensation policies and practices of the Company.

For more information regarding the activities of the Compensation Committee during fiscal 2001, see "Compensation Committee Report on Executive Compensation."

MANAGEMENT OF THE COMPANY

     The following table provides information with respect to the executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

NAME                                                   AGE                   POSITION
----                                                   ---                   --------
J. M. Bernhard, Jr. .................................  47    Chairman of the Board of Directors,
                                                             President and Chief Executive Officer
Richard F. Gill......................................  58    Executive Vice President and Chief
                                                             Operating Officer; President of Stone &
                                                               Webster, Inc.
Robert L. Belk.......................................  52    Executive Vice President, Chief Financial
                                                               Officer and Treasurer
Donald G. Stokes.....................................  59    Senior Vice President, Construction and
                                                               Maintenance
Mitchell A. Rayner...................................  46    Senior Vice President, Fabrication and
                                                               Manufacturing
Gary P. Graphia......................................  39    Secretary and General Counsel

     J. M. Bernhard, Jr. -- For personal information on Mr. Bernhard, see "Election of Directors."

     Richard F. Gill has been employed by the Company since 1997 when the Company acquired certain assets of MERIT Industrial Constructors, Inc. ("MERIT") and other affiliated entities. Mr. Gill served as President of MERIT from its founding in January 1982 until the sale of its assets to the Company in 1997. MERIT was an industrial construction and maintenance firm based in Baton Rouge, Louisiana. Mr. Gill served as the President of Shaw Process and Industrial Group, Inc., a wholly-owned subsidiary of the Company, from March 1997 until August 1998, and as Senior Vice President in charge of International and Construction Operations, one of the Company's two principal operating divisions, from September 1998 until May 1999. In May 1999, Mr. Gill was appointed Executive Vice President and Chief Operating Officer. In August 2000, Mr. Gill was appointed President of Stone & Webster, Inc., a subsidiary of the Company. Mr. Gill has over 31 years of experience in the industrial construction and maintenance industry.

     Robert L. Belk joined the Company in October 1998 as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Belk served Ocean Energy, Inc. ("Ocean Energy") as its Executive Vice President of Administration from March 1998 until October 1998, as its Executive Vice President and Chief Financial Officer from June 1997 until March 1998, and as its Senior Vice President, Chief Financial Officer and Treasurer from 1993 until 1997. Prior to joining Ocean Energy, Mr. Belk was engaged in public accounting with national and local firms and as a sole-practitioner.

     Donald G. Stokes has been employed by the Company since July 2000 when the Company acquired most of the assets of Stone & Webster, Incorporated ("Stone & Webster") a large engineering, procurement and construction ("EPC") company. Prior to the Stone & Webster acquisition, Mr. Stokes served as Stone & Webster's Senior Vice President of Project Management from March 2000 to July 2000. Prior to joining Stone & Webster, Mr. Stokes served as Senior Vice President of Maintenance and Construction for Raytheon

Engineers and Constructors ("Raytheon"), another large EPC company, from February 1999 to March 2000. Prior to joining Raytheon, Mr. Stokes served as Vice President of Construction for M.W. Kellogg, also a large EPC company, from 1991 to 1999.

     Mitchell A. Rayner has been employed by the Company since February 1997 and served as Vice President of Shaw Power Services, Inc., one of the Company's subsidiaries from 1997 until 1998 and Vice President of U.S. Operations from 1998 to 2000. In August 2000, the Company appointed Mr. Rayner as its Senior Vice President of Fabrication and Manufacturing. Prior to joining the Company, Mr. Rayner served as one of the principal owners of Pipeline Technology since 1994 and an owner of Performance Contractors from 1980 until 1994. Mr. Rayner has over 24 years of experience in the industrial construction, fabrication and maintenance industry.

     Gary P. Graphia has been employed by the Company since August 1999 as Secretary and General Counsel. Prior to joining the Company, Mr. Graphia practiced law with Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. where he was a partner. Mr. Graphia entered the practice of law in 1991 after four years with Texas Commerce Bank, Houston, Texas, where he became an Assistant Vice President.

EXECUTIVE COMPENSATION

     The following table contains compensation data for the last three fiscal years for the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                                                LONG-TERM
                                                               ANNUAL COMPENSATION            COMPENSATION
                                                      -------------------------------------   -------------
                                                                               OTHER ANNUAL    SECURITIES      ALL OTHER
                                            FISCAL                             COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR(1)   SALARY(2)    BONUS(3)        (4)        OPTIONS(#)(5)       (6)
---------------------------                 -------   ---------   ----------   ------------   -------------   ------------
J. M. Bernhard, Jr. ......................   2001     $941,667    $2,000,000          --              --         $5,333
  President, Chief Executive                 2000     $733,333    $1,000,000          --         400,000         $5,989
  Officer and Chairman of the Board          1999     $604,038    $  375,000     $66,741         400,000         $6,454

Richard F. Gill...........................   2001     $632,397    $  500,000     $75,054              --         $5,250
  Executive Vice President and               2000     $419,031    $  350,000          --         160,000         $6,030
  Chief Operating Officer; President of      1999     $225,859    $  200,000          --         150,000         $6,252
  Stone & Webster, Inc.

Robert L. Belk............................   2001     $443,647    $  400,000          --              --         $5,250
  Executive Vice President,                  2000     $318,750    $  250,000          --         150,000         $5,250
  Chief Financial Officer and Treasurer      1999     $203,365    $  147,500          --         150,000             --

Mitchell A. Rayner........................   2001     $270,321    $  200,000          --              --         $5,250
  Senior Vice President,                     2000     $195,000    $  100,000          --          30,000         $5,250
  Fabrication and Manufacturing              1999     $150,000    $  100,000          --          80,000         $5,000

Donald G. Stokes(7).......................   2001     $287,256    $  100,000          --              --         $4,044
  Senior Vice President,                     2000     $ 35,236    $   10,000          --          25,000         $  441
  Construction and Maintenance               1999           --            --          --              --             --

---------------

(1) The Company's fiscal year ends on August 31.

(2) From time to time, executive officers receive raises that are made retroactive to prior periods. These raises may overlap fiscal periods. The entire amount of the retroactive payment is reported in the year such amount is received.

(3) Bonuses have generally been paid at the discretion of the Compensation Committee of the Board of Directors, except for the bonus paid to Mr. Bernhard in 2001, which was paid as a result of the achievement by the Company of a specific performance goal. For more information, see "Compensation Committee Report on Executive Compensation" below.

(4) Perquisites and other personal benefits, except for those for Mr. Bernhard in 1999 and for Mr. Gill in 2001, have not been disclosed in the "Other Annual Compensation" column since, in the aggregate, they did not exceed the lesser of either $50,000 or 10% of total salary and bonus. As a result of Company record keeping procedures, the amounts disclosed in the 2001 and 1999 columns for Mr. Gill and Mr. Bernhard, respectively, constitute total personal benefits for the calendar years of 2000 and 1998, respectively. Of the 1999 total for Mr. Bernhard, $51,634 represents Mr. Bernhard's personal use of Company transportation for the calendar year 1998. Of the 2001 total for Mr. Gill, $58,014 represents forgiveness of interest for the calendar year 2000 on a loan from the Company that has been repaid.

(5) Denotes shares of Common Stock of the Company that may be purchased upon exercise of options awarded pursuant to the Company's 1993 Employee Stock Option Plan, as amended. All options have been granted at an exercise price of 100% of the fair market value of the Common Stock on the date of grant. For additional information regarding current holdings of options, see "Options Exercised and Fiscal Year-End Option Values."

(6) Represents the Company's contribution on behalf of the officers to the Company's 401(k) plan. As a result of non-discrimination testing of highly compensated employees, refunds of employee 401(k) withholdings and the forfeiture of the corresponding Company contribution may take place in subsequent years. The Company contributions reflected in this table have not been reduced for past or expected forfeitures as a result of non-discrimination testing.

(7) Mr. Stokes did not join the Company until July 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     During fiscal 2001, no options to purchase shares of the Company's Common Stock were awarded to any of the Company's Chief Executive Officer or the Named Executive Officers.

OPTIONS EXERCISED AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information, as of August 31, 2001, regarding the number of shares received and the value realized upon exercise of stock options as well as the number and value of exercised and unexercised options held by any of the Chief Executive Officer and the Named Executive Officers.

                                                                                     VALUE OF UNEXERCISED
                                                          NUMBER OF SHARES          IN-THE-MONEY OPTIONS AT
                                                       UNDERLYING UNEXERCISED           FISCAL YEAR-END
                            SHARES                        OPTIONS AT FISCAL       ---------------------------
                          ACQUIRED ON      VALUE              YEAR-END            EXERCISABLE   UNEXERCISABLE
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE     (1)(2)         (2)(3)
----                      -----------   -----------   -------------------------   -----------   -------------
J. M. Bernhard, Jr. ....        --             --          300,000/500,000        $5,267,500     $6,537,500
Richard F. Gill.........    34,374       $143,945           40,000/188,750        $  254,000     $2,354,422
Robert L. Belk..........    45,000       $188,438           37,500/187,500        $  238,125     $2,451,563
Mitchell A. Rayner......    40,000       $167,500             7,500/62,500        $   47,625     $1,069,375
Donald G. Stokes........        --             --             6,250/18,750        $   39,688     $  119,063

---------------

(1) The exercise prices of the exercisable options range from $4.19 per share to $21.00 per share with a weighted average exercise price of $12.41.

(2) The values are based upon the closing price reported on the New York Stock Exchange of the Common Stock on August 31, 2001 ($27.35).

(3) The exercise prices of the unexercisable options range from $4.19 to $21.00 per share with a weighted average exercise price of $14.26.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The persons serving as members of the Compensation Committee of the Board of Directors during fiscal 2001 were David W. Hoyle and L. Lane Grigsby. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2001. No executive officer of the Company served during fiscal 2001 as a director or as a member of the Compensation Committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

DIRECTOR COMPENSATION

     During fiscal 2001, each non-employee director of the Company received a retainer of $11,000 per quarter and a fee of $1,000 for each meeting of the Company's Board of Directors attended. During fiscal 2001, each non-employee director serving on a committee of the Board received a fee of $250 for each committee meeting attended. Directors were also reimbursed for certain expenses in connection with their attendance at Board and committee meetings.

     In addition, pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (as amended) (the "Director Plan"), each non-employee director serving as of the effective date (July 14, 1996) of the Director Plan received, and each director not serving on such effective date upon his or her initial election by the shareholders, will receive an option to purchase 5,000 shares of the Company's Common Stock. These options vest in 25% increments in each of the four years following grant. In addition, each non-employee director will be awarded an additional option to purchase 1,500 shares of the Company's Common Stock on an annual basis upon reelection to the Board. Such options will vest one year from the date of award. The exercise price for all options granted under the Director Plan is the closing price of a share of the Company's Common Stock reported on the New York Stock Exchange on the effective date of the award.

AUDIT COMMITTEE REPORT

     The following directors are members of the Audit Committee: William H. Grigg (Chairman), John W. Sinders, Jr. and Albert McAlister, none of whom is an officer of the Company and each of whom is considered "independent." Despite Mr. Sinders' present affiliation with Jefferies & Company, Inc. and his former affiliation with RBC Dominion Securities Corporation, each an investment banking firm that has performed investment banking services for and on the Company's behalf, the Board of Directors has determined, in its business judgment, that such relationships do not and will not interfere with the exercise of Mr. Sinders' independent judgment on behalf of the Company. Furthermore, the Board believes that due to his significant accounting and related financial management experience, Mr. Sinders is well-qualified to serve on the Audit Committee.

     The Audit Committee performs the functions described in its charter, which was adopted by the Board of Directors and thereafter filed as an Appendix to the Company's Proxy Statement relating to its 2001 Annual Meeting of Shareholders. These functions include:

     - recommending to the Board of Directors the appointment of the independent auditor;

     - reviewing with management and the independent auditor, the Company's annual and quarterly financial statements (including major issues regarding accounting and auditing principals and practices as well as the adequacy of internal controls); and

     - meeting with the independent auditor prior to the audit to review the staffing and the planning of the audit.

While the Audit Committee oversees the Company's financial reporting process,
(i) management is responsible for the financial statements and the reporting process, including the internal accounting and financial controls; and (ii) the independent auditor is responsible for the audit of the Company's financial statements.

     The Audit Committee held five meetings during fiscal 2001. The meetings were designed to facilitate and encourage communication between the Audit Committee, the Company's internal auditors and the Company's independent public accountants, Arthur Andersen LLP ("Arthur Andersen").

     During these meetings, the Audit Committee reviewed and discussed with management and representatives of Arthur Andersen the audited financial statements to be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001. The discussions with representatives of Arthur Andersen also included the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from Arthur Andersen written disclosures and the letter as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with representatives of Arthur Andersen the issue of the independence of Arthur Andersen from the Company.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001, filed with the Securities and Exchange Commission on November 29, 2001.

     The Audit Committee of the Board of Directors
        William H. Grigg (Chairman)
        John W. Sinders, Jr.
        Albert McAlister

AUDITOR FEES

     The following table sets forth the aggregate fees and costs incurred by the Company for: (i) professional services rendered for the audit of the Company's financial statements for the fiscal year ended August 31, 2001 and the reviews of the financial statements included in the Company's Form 10-Q reports for the fiscal year ended August 31, 2001; (ii) professional services rendered in connection with financial information systems design and implementation, and
(iii) other professional services rendered by the Company's principal accountant and billed during the fiscal year ended August 31, 2001:

Audit Fees..................................................   $  950,000
Financial Information Systems Design And Implementation
  Fees*.....................................................   $2,783,000
All Other Fees
  Audit Related Services....................................   $  457,000
  Nonaudit Services*........................................   $1,321,000
                                                               ----------
       Total All Other Fees.................................   $1,778,000
                                                               ----------
          TOTAL.............................................   $5,551,000
                                                               ==========

---------------

* The Audit Committee has considered the compatibility of these nonaudit services with the maintenance of Arthur Andersen's independence from the Company.

     Audit related services include fees associated with statutory and overhead audits, accounting consultation, acquisition due diligence services, and assistance with registration statements, comfort letters and consents. Nonaudit services include fees associated primarily with merger integration assistance and tax consulting services.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has been appointed by the Board as the administrator of the Company's compensation programs for executive officers and key employees. During fiscal 2001, the Committee was comprised of two non-employee directors, David W. Hoyle and L. Lane Grigsby.

     The duties of the Committee generally are to review: (a) the Company's compensation and benefit plans to determine if they meet corporate objectives; and (b) the Chief Executive Officer's recommendations regarding (i) the compensation of all officers of the Company; (ii) awards under the Company's 1993 Employee Stock Option Plan (for which the Committee serves as administrator) and its other benefit plans, including the 2001 Employee Incentive Compensation Plan; and (iii) the adoption of and/or changes to major compensation policies and practices of the Company.

     In performing the above described duties, the Committee seeks to attain the following corporate objectives: (a) to attract, motivate and retain competent employees focused on enhancing shareholder value; (b) to correlate compensation with Company objectives and strategies; (c) to provide compensation opportunities that are linked to the performance of the Company; and (d) to align employee incentives with those of the Company's shareholders. No specific weighting is assigned to any of these objectives by the Committee in making decisions regarding compensation for the Chief Executive Officer (the "CEO") or other executive officers or key employees of the Company.

     Set forth below is a discussion of the Company's executive compensation program, including a description of the decisions and actions of the Committee during fiscal 2001 with respect to compensation for the CEO and other executive officers and key employees of the Company as a group.

MANAGEMENT COMPENSATION

     Base Salary. In determining appropriate base salaries, the Committee, among other factors, considers competitive market forces as they relate to attracting and retaining highly talented executives. The Committee also considers job responsibility, experience, tenure and the cost of living in the areas where the Company's offices and facilities are located. The acquisition by the Company in fiscal 2000 of Stone & Webster has resulted in a significant expansion of the Company's operations and has dramatically increased the duties and responsibilities of the Company's executives and senior officers. Based upon recommendations of the CEO, and in light of such increased duties and responsibilities, the Committee approved raises for certain members of the Company's executive and senior management, including Messrs. Gill, Belk, Rayner, Stokes and Graphia. The Committee believes that such raises will generally motivate and encourage such persons to continue in the employ of the Company. For discussion of the CEO's base salary, see "Compensation of the Chief Executive Officer" below.

     Cash Bonuses. For fiscal 2000, the Committee approved discretionary cash bonuses that were paid to executives and key officers as a result of record operating results achieved by the Company in fiscal 2000 as well as to reward certain employees for their contributions to: (a) the acquisition by the Company of Stone & Webster in July 2000; and/or (b) the EntergyShaw joint venture. For the fiscal 2001 year end, the Company achieved record operating results, and as a result, the Committee approved discretionary bonuses for executives and key officers other than the CEO. The CEO's bonus was based upon the achievement by the Company of a specific performance goal that had been previously established by the Committee. For information concerning the bonus paid to the CEO, see "Compensation of Chief Executive Officer" below.

     Awards of Stock Options. During fiscal 2001, stock options covering an aggregate of 115,000 shares of Common Stock were awarded to officers and key employees of the Company. The options have exercise prices ranging from $24.59 to $52.96 per share (the fair market value on the date of grants) and vest in four 25% annual increments beginning one year following the date of award. The Company has used, and plans to continue to use the award of stock options to align the interests of the recipients with the interests of the Company's shareholders and to provide an incentive for the key employees (and executives) to remain in the employ of the Company. The award of stock options provides key employees, including employee-directors, with an additional incentive to promote the financial success of the Company as reflected in increased value in the Company's Common Stock.

     During fiscal 2001, none of the executive officers of the Company received awards of stock options.

     The Committee and the Board of Directors of the Company approved in fiscal 2000 the adoption of the Company's 2001 Employee Incentive Compensation Plan (the "2001 Plan") and the 2001 Plan was approved by the Company's shareholders in fiscal 2001 at the 2001 Annual Meeting of Shareholders. The 2001 Plan provides for awards of stock options and restricted stock as well as stock appreciation rights and performance shares, and provides the Committee with wide discretion with respect to the terms and conditions that may be included in such equity awards. The Committee believes that such discretion will allow it to tailor awards under the 2001 Plan to the specific facts and circumstances of each individual and the Committee's intentions with respect to each individual. However, the Committee believes that stock options vesting in 25% annual increments will continue to be the most important equity incentive utilized under the 2001 Plan in the near term and stock options awarded in fiscal 2001 under the 2001 Plan generally provided for 25% annual incremental vesting.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During fiscal 2001, the Company engaged a compensation consultant, Towers Perrin, to provide consultation services in respect of the compensation package for the CEO. Towers Perrin conducted market research, evaluated total compensation packages of top executives of companies that compete with the Company or that have comparable market capitalizations, and provided a report to the Committee concerning the compensation of the CEO.

     Based upon the Towers Perrin report, the Committee recommended a new Employment Agreement for the CEO, which the Board of Directors has approved. The Employment Agreement is discussed in greater detail below, under the heading "Employment Agreements and Change of Control Arrangements." In general, the Employment Agreement provides for a base salary of $950,000 per year and bonuses that are paid pursuant to any bonus program of the Company or, in the absence of a program, at the Board's discretion. Prior to the engagement of Towers Perrin, the Committee approved a bonus for the CEO pursuant to the 2001 Plan of $2,000,000, subject to the attainment by the Company of a specified performance goal for fiscal year 2001. The Company attained the performance goal and the bonus became payable to the CEO.

     The Employment Agreement also contains a non-compete provision that prohibits the CEO from competing for a period of ten years after the termination of his employment with the Company. The Company must pay him $15,000,000 upon termination as consideration for the non-compete, and the Company has agreed to set aside $5,000,000 per year for the next three years to fund the non-compete. See "Employment Agreements and Change of Control Arrangements" below, where the CEO's Employment Agreement is discussed in greater detail.

     The Committee believes that the CEO's substantial holdings of Common Stock align his interests with those of the Company's shareholders, and that the award of stock options covering an aggregate of 800,000 shares of Common Stock over the past several years provides meaningful incentive and motivation for his performance, as well as strengthens the alignment of his interests with those of the Company's shareholders in general.

SECTION 162(m) POLICY

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation and benefits paid to the chief executive officer and the four highest paid executive officers in excess of $1,000,000 to each of them. The Committee believes that the compensation payable for fiscal 2001 will not result in any substantial loss of tax deductions for the Company. The bonus payable to Mr. Bernhard for fiscal 2001 was awarded with a pre-established Company performance condition pursuant to the terms of the 2001 Plan. While it is the Committee's intent to adopt policies to obtain maximum deductibility of executive compensation, consistent with the objectives of the Company's executive compensation program outlined above, the Committee is cognizant of the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that the best interests of the Company are maximized.

                                                      THE COMPENSATION COMMITTEE

                                              David W. Hoyle     L. Lane Grigsby

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     During fiscal 2001, the Company and Mr. Bernhard entered into a new Employment Agreement effective as of April 10, 2001 (the "Employment Agreement") which supercedes a prior 1993 agreement, as amended. Pursuant to the terms of the Employment Agreement, Mr. Bernhard has agreed to serve as the Company's Chairman, President and Chief Executive Officer. The Employment Agreement has a ten year term that automatically renews each day following the date of the Employment Agreement for ten years so that on any given day, the remaining term of such agreement shall be ten years. Notwithstanding the foregoing, the Company or Mr. Bernhard may give notice that the Employment Agreement shall not be further renewed and that after the date fixed in such notice, the term of the Employment Agreement shall expire in ten years. The Employment Agreement provides that Mr. Bernhard will, among other things:

     - receive an annual base salary in the amount of $950,000, which may be increased by the Board of Directors;

     - receive bonus awards under any bonus program established by the Company or in the absence of a bonus program, such bonus awards as may be as determined by the Board of Directors;

     - be included in all plans and programs of the Company that are made available to the Company's employees generally, including health, dental, disability, 401(k) and life insurance plans, vacations and holidays; and

     - receive other benefits in addition to those made available to the Company's management, including an automobile allowance and other means of transportation for his personal use and benefit.

In the event that Mr. Bernhard resigns for Good Reason (as defined in the Employment Agreement to include, among other things, a change of control of the Company), or is discharged by the Company for reason(s) other than his Misconduct (as defined therein) or disability, the Company will be obligated to pay Mr. Bernhard, in a lump sum, his base salary in effect immediately prior to termination plus the highest bonus paid by the Company during the ten years prior to termination multiplied by the number of years remaining in the term of the Employment Agreement, which, unless prior notice had been properly given, shall be ten years. Further, upon termination for any of the reasons described above, all stock options and similar awards previously granted to Mr. Bernhard will become fully vested.

     In the event of Mr. Bernhard's death, his estate shall be entitled to a lump sum payment of one year's base salary, a prorata bonus in the amount such executive would have otherwise been entitled to receive and a death benefit of $10,000,000 (which shall be provided through the purchase of term life insurance, if available); and his surviving spouse and children shall be entitled to receive one year of paid group health and dental benefits.

     Finally, Mr. Bernhard has agreed not to compete with the Company for a period of ten years following termination of employment, and in consideration for such non-compete, the Company has, among other things, agreed upon his termination to pay Mr. Bernhard a lump sum amount of $15,000,000. Upon a change of control of the Company, the entire $15,000,000 non-compete payment becomes immediately due and payable. The Company has agreed to set aside $5,000,000 per year for each of the next three years to fund such non-compete payment.

     The Company and Mr. Gill are parties to an Employment Agreement dated May 5, 2000 (the "Gill Agreement"), pursuant to which Mr. Gill has agreed to serve as the Company's Executive Vice President and Chief Operating Officer. As amended by an amendment dated as of January 10, 2001, the Gill Agreement has a term of three years that is automatically renewed each day for three years so that on any given day, the remaining term of such agreement is three years. Notwithstanding the foregoing, the Company or Mr. Gill may give notice that the Gill Agreement shall not be further renewed and that after the date fixed in such notice, the term of the Gill Agreement shall expire in three years. Pursuant to the Gill Agreement, Mr. Gill is entitled to a base annual salary of, at a minimum, $415,000, bonuses as paid in the discretion of the Board, reimbursement of expenses, an automobile allowance and participation in the various employee benefit plans or programs provided to employees of the Company in general. The base salary payable to Mr. Gill may be increased but may not be decreased without Mr. Gill's consent.

     In the event of the resignation by Mr. Gill for Good Reason (as defined in the Gill Agreement to include, among other things, the occurrence of certain events that constitute a change of control of the Company), termination as a result of his disability or termination by the Company for any reason other than Mr. Gill's Misconduct (as defined therein) or disability, all stock options and similar awards previously granted to Mr. Gill will become fully vested. Further, if Mr. Gill resigns for Good Reason or is terminated by the Company for any reason other than his Misconduct or disability, the Company shall be obligated to (i) pay him, in a lump sum, his base salary in effect prior to termination plus his highest bonus paid over the course of the three years prior to termination multiplied by the number of years left in the term of the Gill Agreement (which, unless notice has been properly given, shall be three years); and (ii) provide disability, accident and group health benefits for the remainder of the term of such agreement. In the event of Mr. Gill's death, his estate shall be entitled to a lump sum payment of one year's base salary and his surviving spouse and children shall be entitled to receive one year of paid group health and dental insurance benefits.

     The Company and Mr. Belk are parties to an Employment Agreement dated May 1, 2000 pursuant to which Mr. Belk has agreed to serve as the Company's Executive Vice President and Chief Financial Officer. Mr. Belk's agreement is substantially similar to the Gill Agreement described above, except that such agreement provides for a base annual salary of, at a minimum, $350,000. In addition, Mr. Belk may terminate his Employment Agreement for Good Reason, for among other reasons, the occurrence of certain events constituting a change of control of the Company or if Mr. Bernhard ceases to be Chairman and Chief Executive Officer of the Company.

     Certain of the Company's benefit plans include provisions relating to a change of control. These provisions have the effect of varying the benefits payable at that time from those that would be payable if no change of control had occurred. Stock options granted under the Company's Stone & Webster Acquisition Stock Option Plan vest immediately upon a change of control. Further, all stock options, stock appreciation rights, restricted stock awards and performance share awards granted under the 2001 Plan become fully vested upon a change of control. In addition, incentive bonuses that have been approved and accrued will become fully payable in the event of a change of control under the terms of the 2001 Plan.

STOCK PERFORMANCE GRAPH

     For the period commencing August 31, 1996, and ending August 31, 2001, the following line graph provides a comparison of the total shareholder return on the Company's Common Stock with the return of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Because the Company is the only vertically-integrated provider of complete piping systems and comprehensive engineering, procurement and construction services to the power generation industry, there is no similar industry peer group with which to compare the Company. Thus, the Company has selected as the most appropriate peer group the Russell 2000 Index, which is an index of companies with comparable market capitalizations. All amounts have been calculated as if all dividends, if any, were reinvested.

 COMPARISON OF THE FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE SHAW GROUP INC.,
      THE STANDARD & POOR'S SMALL CAP 600 INDEX AND THE RUSSELL 2000 INDEX
                      (ASSUMES $100 INVESTMENT ON 8/31/96)

                                    [GRAPH]

                                       8/96      8/97      8/98      8/99      8/00      8/01
                                      -------   -------   -------   -------   -------   -------
The Shaw Group Inc. ................  $100.00   $ 65.78   $ 24.52   $ 62.36   $169.39   $166.39
S&P SmallCap 600 Index..............  $100.00   $134.11   $114.05   $141.66   $181.59   $182.58
Russell 2000 Index..................  $100.00   $128.95   $103.94   $133.42   $169.65   $149.92

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John W. Sinders, Jr., a director of the Company, was a managing director of RBC Dominion Securities Corporation ("RBC"), an investment banking firm, when RBC was a participating underwriter for the Company's October 2000 public offering of shares of Common Stock.

     The Company has, from time to time, made loans to certain of its executive officers and/or entities in which such executive officers have a material interest. Each such loan in which the indebtedness exceeded $60,000 at any time since the beginning of fiscal 2001 is listed below with the following information indicated for each (i) the name of the borrower; (ii) the nature of the borrower's relationship with the Company; (iii) the largest amount of indebtedness outstanding at any time since September 1, 2000; (iv) the nature of the loan and of the transaction in which it was incurred; (v) the amount outstanding as of August 31, 2001; and (vi) the interest rate charges thereon.

          (i) Donald G. Stokes; (ii) executive officer of the Company; (iii) $150,000; (iv) made in connection with Mr. Stokes' employment; (v) $150,000; (vi) 0%.

The Company, in the ordinary course of business, makes advances for travel and other Company-related expenses to certain of its executive officers. Such advances are generally repaid by the executive in the period in which they are made, or shortly thereafter. As of the date hereof, no advances are outstanding and due to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16"), requires the Company's directors and certain officers and beneficial owners of the Common Stock (collectively, the "reporting persons") to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Common Stock. The reporting persons are required to furnish the Company with copies of all reports filed pursuant to Section 16.

     Based solely upon a review of such reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that, during fiscal 2001, all filing obligations applicable to the reporting persons were complied with except that: Mr. Stokes did not timely file a Form 3 due in March 2001 (a Form 3 was filed in April 2001); Mr. Hoyle did not timely report a sale of stock in April 2001 (which sale was reported on a Form 4 filed in June 2001); Mr. McAlister did not timely report a sale of stock in April 2001 (which sale was reported on a Form 4 filed in June 2001); and Mr. Bernhard inadvertently failed to include his end of the year holdings in an otherwise timely filed Form 4 (which holdings were immediately reported in an amendment to such Form 4).

AUDITOR SERVICES

     The Company's consolidated financial statements for the fiscal year ended August 31, 2001, were audited by the firm of Arthur Andersen LLP, New Orleans, Louisiana ("Arthur Andersen"), and such firm shall remain as the Company's independent auditors until replaced by the Board of Directors. A representative of Arthur Andersen will be present at the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if so desired.

     A Current Report on Form 8-K was filed on September 22, 1999, to announce a change in the Company's independent auditors. The Company engaged Arthur Andersen as its sole independent auditor for the fiscal year ended August 31, 1999. Previously, the Company engaged both Hannis T. Bourgeois, LLP ("HTB") and Arthur Andersen as its independent auditors. The single jointly signed audit report by HTB and Arthur Andersen was considered to be the equivalent of two separately signed auditors' reports. Thus, previously each firm represented that it had complied with generally accepted auditing standards and was in a position that would justify it being the only signatory of the report. Given the Company's expansion of its overseas operations, HTB believed it would be unable to continue to make this representation after fiscal 1998.

Therefore, HTB decided to resign as one of the Company's independent auditors effective September 22, 1999.

     During the period from September 1, 1997, through the date hereof, there have been no disagreements on accounting principles or practices, financial statement disclosure or auditing scope or procedure between the Company and Arthur Andersen or HTB.

SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Company for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the SEC and received by the Company at its principal executive offices no later than August 27, 2002.

     In order for a shareholder to bring any business or nominations before the Annual Meeting, certain conditions set forth in Article II, Section 7(b) of the Amended and Restated By-laws of the Company must be complied with, including, but not limited to, the delivery of a notice to the Secretary of the Company not less than thirty (30) nor more than sixty (60) days in advance of the Annual Meeting, or if fewer than forty (40) days notice or prior disclosure of the date of the Annual Meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or such prior disclosure was made. The requirements as to the form and content of such advance notice are set forth in Article II, Section 7(b) of the Company's Amended and Restated By-laws, a copy of which may be obtained by contacting the Company's Secretary at (225) 932-2500.

CONFIRMATION OF BENEFICIAL OWNERSHIP

     As described below, the number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on the date on which the shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition with respect to each of such holder's shares.

     In certain cases, record ownership may change but beneficial ownership for voting purposes will not change. The Restatement of the Articles of Incorporation of the Company state the exceptions where beneficial ownership is deemed not to have changed upon the transfer of shares of Common Stock.

     Article IV of the Restatement of the Articles of Incorporation of the Company provides that each outstanding share of Common Stock will entitle the holder thereof to five votes on each matter properly submitted to the shareholders of the Company for their vote, waiver, release or other action; except that no holder of outstanding shares of Common Stock will be entitled to exercise more than one vote on any such matter in respect of any shares of Common Stock with respect to which there has been a change in beneficial ownership during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or to take any other action. A change in beneficial ownership of an outstanding share of Common Stock will be deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise has or shares any of the following:

          (a) voting power, which includes, without limitation, the power to vote or to direct the voting power of such share of Common Stock;

          (b) investment power, which includes, without limitation, the power to direct the sale or other disposition of such share of Common Stock;

          (c) the right to receive or to retain the proceeds of any sale or other disposition of such share of Common Stock; or

          (d) the right to receive or retain any distributions, including, without limitation, cash dividends, in respect of such share of Common Stock.

     Without limiting the generality of the foregoing, the following events or conditions will be deemed to involve a change in beneficial ownership of a share of Common Stock:

          (a) in the absence of proof to the contrary provided in accordance with certain procedures set forth below, a change in beneficial ownership will be deemed to have occurred (i) whenever an outstanding share of Common Stock is transferred of record into the name of any other person, and (ii) upon the issuance of shares in a public offering;

          (b) in the case of an outstanding share of Common Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures set forth below that there has been no change in the person or persons who or that direct the exercise of the rights referred to in subparagraphs (a) through (d), inclusive, of the preceding paragraph with respect to such outstanding share of Common Stock during the four years immediately preceding the date on which a determination is made of the shareholders of the Company entitled to vote or to take any other action, then a change in beneficial ownership of such share of Common Stock shall be deemed to have occurred during such period;

          (c) in the case of an outstanding share of Common Stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any jurisdiction, a change in beneficial ownership will be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian, the minor for whom such custodian is acting or a change in such trustee agent, guardian or custodian; or

          (d) in the case of outstanding shares of Common Stock beneficially owned by a person or group of persons who, after acquiring, directly or indirectly, the beneficial ownership of 5% of the outstanding shares of Common Stock, fails to notify the Company of such ownership within ten days after such acquisition, a change in beneficial ownership of such shares of Common Stock will be deemed to occur on each day while such failure continues.

     Notwithstanding any other provision in the Restatement of the Articles of Incorporation of the Company, to the contrary, no change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred solely as a result of:

          (a) any transfer of any interest in an outstanding share of Common Stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including, without limitation, a gift that is made in good faith and not for the purpose of circumventing the provisions of the Company's articles of incorporation, as restated;

          (b) any changes in beneficiary of any trust, or any distribution of an outstanding share of Common Stock from trust, by reason of the birth, death, marriage or divorce of any natural person; the adoption of any natural person prior to age 18; or the passage of a given period of time or the attainment by any natural person of a specific age; or the creation or termination of any guardianship or custodial arrangement;

          (c) any appointment of a successor trustee, agent, guardian or custodian with respect to an outstanding share of Common Stock if neither such successor has, nor its predecessor had, the power to vote or to dispose of such share of Common Stock without further instructions from others;

          (d) any change in the person to whom dividends or other distributions in respect of an outstanding share of Common Stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

          (e) any issuance of a share of Common Stock by the Company or any transfer by the Company of a share of Common Stock held in treasury other than in a public offering thereof, unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer;

          (f) any giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

          (g) any transfer, whether or not with consideration, among individuals related or formerly related by blood, marriage or adoption ("relatives") or between a relative and any person controlled by one or more relatives where the principal purpose for the transfer is to further the estate tax planning objectives of the transferor or of relatives of the transferor;

          (h) any appointment of a successor trustee as a result of the death of the predecessor trustee (which predecessor trustee shall have been a natural person);

          (i) any appointment of a successor trustee who or which was specifically named in a trust instrument prior to December 8, 1993; or

          (j) any appointment of a successor trustee as a result of the resignation, removal or failure to qualify of a predecessor trustee or as a result of mandatory retirement pursuant to the express terms of a trust instrument; provided, that less than 50% of the trustees administering any single trust will have changed (including in such percentage the appointment of the successor trustee) during the four-year period preceding the appointment of such successor trustee.

     All determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors of the Company or, at any time when the Company employs a transfer agent with respect to the shares of Common Stock, at the Company's request, by such transfer agent on the Company's behalf. In accordance with the Restatement of the Articles of Incorporation of the Company, written procedures to facilitate such determinations have been established and may be amended from time to time by the Board of Directors. Such procedures provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Company and any transfer agent will be entitled to rely on any and all information concerning beneficial ownership of the outstanding shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Company nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of outstanding shares of Common Stock.

     In the event of any stock split or stock dividend with respect to the outstanding shares of Common Stock, each share of Common Stock acquired by reason of such split or dividend will be deemed to have been beneficially owned by the same person from the same date as that on which beneficial ownership of the outstanding share or shares of Common Stock, with respect to which such share of Common Stock was distributed, was acquired. Each outstanding share of Common Stock, whether at any particular time the holder thereof is entitled to exercise five votes or one vote, shall be identical to all other shares of Common Stock in all respects, and together the outstanding shares of Common Stock constitute a single class of shares of the Company.

     Shares of Common Stock issued as a result of the two-for-one Common Stock split distributed on December 15, 2000, to shareholders of record on December 1, 2000, shall be entitled to the same number of votes as the originally issued shares with respect to which they were distributed, unless there has been a change in beneficial ownership subsequent to the date of such stock split.

     By resolution duly adopted by the Board of Directors of the Company pursuant to the foregoing provisions of the Restatement of the Articles of Incorporation of the Company, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled:

          (a) The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the period following December 14, 1997, and until December 14, 2001, the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action at the Annual Meeting. Such statement may be abbreviated to state only the number of shares to which such shareholder is entitled to exercise five votes or one vote.

          (b) In the event the General Counsel of the Company, in his sole discretion, taking into account the standards set forth in the Company's Restatement of the Articles of Incorporation deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during such period preceding the record date, he may require such additional evidence and, until it is provided in form and substance satisfactory to him, a change in beneficial ownership during such period shall be deemed to have taken place.

          (c) Information supplementing that contemplated by paragraph (a) and additional evidence contemplated by paragraph (b) may be provided by a shareholder at any time but must be furnished at least three (3) business days prior to any meeting of shareholders at which such shares are to be voted for any change to be effective at such meeting.

     Individual shareholders of record as of December 14, 2001 (i.e., those shareholders whose shares of Common Stock are not held by a broker or a bank or in nominee name) will be entitled to the number of votes per share as evidenced on the records of the Company. Such shareholders of record may confirm to the Company, in accordance with the procedures set forth above, beneficial ownership in the event such shareholders believe that the records of the Company may not be accurate.

     Shareholders whose shares of Common Stock are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the shares they owned as of December 14, 2001 were beneficially owned on or before December 14, 1997, entitling such shareholder to five votes per share, and how many were acquired after December 14, 1997, entitling such shareholder to one vote per share. IF NO CONFIRMATION OF BENEFICIAL OWNERSHIP IS RECEIVED FROM A SHAREHOLDER AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE ANNUAL MEETING, IT WILL BE DEEMED BY THE COMPANY THAT BENEFICIAL OWNERSHIP OF ALL SHARES WAS EFFECTED AFTER DECEMBER 14, 1997, AND THAT THE SHAREHOLDER WILL BE ENTITLED TO ONLY ONE VOTE FOR EACH SHARE. If a shareholder provides incorrect information, he or she may provide correct information at any time at least three (3) business days prior to the Annual Meeting to be held on January 25, 2002.

     If a shareholder has any questions concerning the foregoing procedures, the shareholder should contact the Company's Secretary and General Counsel, Gary P. Graphia, by telephone at (225) 932-2500 (or toll free at (800) 747-3322) or by e-mailing ir@shawgrp.com.

OTHER MATTERS

     The Board of Directors knows of no other matters, which may be properly, or are likely to be, brought before the Annual Meeting. However, if any proper matters are brought before the Annual Meeting, the persons named as Proxies in the enclosed form of Proxy will vote thereon as the Board of Directors recommends.

ANNUAL REPORT

     The Annual Report to shareholders containing financial statements for the Company's fiscal year ended August 31, 2001 has been mailed to shareholders prior to or with this Proxy Statement. However, the Annual Report does not form any part of the material for the solicitation of Proxies.

     UPON WRITTEN REQUEST BY A SHAREHOLDER, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2001 (BUT NOT INCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO INVESTOR RELATIONS, THE SHAW GROUP INC., 8545 UNITED PLAZA BOULEVARD, BATON ROUGE, LOUISIANA 70809.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                   /s/ GARY P. GRAPHIA
                                                Gary P. Graphia, Secretary

Baton Rouge, Louisiana
December 24, 2001

                            o FOLD AND DETACH HERE o

--------------------------------------------------------------------------------

   THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

                               THE SHAW GROUP INC.
           8545 UNITED PLAZA BOULEVARD o BATON ROUGE, LOUISIANA 70809

The undersigned hereby appoints J.M. Bernhard, Jr. and Robert L. Belk, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of THE SHAW GROUP INC. to be held at The Radisson Hotel, 4728 Constitution Avenue, Baton Rouge, Louisiana, at 9:00 a.m. on January 25, 2002, or any postponement or adjournment thereof, and to vote all shares of common stock held of record by the undersigned on December 14, 2001, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors recommends a vote for the following items:



1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed in this block              [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary)                     to vote for all nominees listed in this block

NOMINEES: J.M. Bernhard, Jr., William H. Grigg, L. Lane Grigsby, David W. Hoyle, Albert McAlister and John W. Sinders, Jr.

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

     -----------------------------------------------------------------------------------------------------------------------------

2.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          [ ] FOR                       [ ] AGAINST                     [ ] ABSTAIN

                            o FOLD AND DETACH HERE o

--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1 AND 2.

Shareholders are requested to confirm to the Company how many of the shares they own as of December 14, 2001 were beneficially owned on or before December 14, 1997, entitling such shareholder to five votes per share, and how many were acquired after December 14, 1997, entitling such shareholder to one vote per share. IF NO CONFIRMATION OF BENEFICIAL OWNERSHIP IS RECEIVED FROM A SHAREHOLDER AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE ANNUAL MEETING, IT WILL BE DEEMED BY THE COMPANY THAT BENEFICIAL OWNERSHIP OF ALL SHARES WAS EFFECTED AFTER DECEMBER 14, 1997, AND THAT THE SHAREHOLDER WILL BE ENTITLED TO ONE VOTE FOR EACH SHARE. If a shareholder provides incorrect information, he or she may provide correct information at any time at least three (3) business days prior to the Annual Meeting.

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THE PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE


                                             I PLAN TO ATTEND MEETING [ ]

                                             Dated:
                                                   ----------------------------

                                             ----------------------------------

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature if held jointly

                                             INSTRUCTIONS: This proxy, signed
                                             and dated, must be returned for
                                             your shares to be represented at
                                             the Annual Meeting. To vote, please
                                             mark the appropriate box for each
                                             proposal in blue or black ink, date
                                             and sign this proxy exactly as your
                                             name appear(s) hereon. If stock is
                                             held jointly, signature should
                                             include both names. Executors,
                                             administrators, trustees, guardians
                                             and others signing in a
                                             representative capacity should give
                                             their full title.

                                SEE REVERSE SIDE